EXHIBIT 20.1

                                                     Subsidiary Guarantees of Debt

The company's Senior Notes, Senior Subordinated Notes and Senior Credit Facility agreements are guaranteed on a full, unconditional and joint and several basis by certain of the company's wholly owned domestic subsidiaries. The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of
September 29, 2002, and December 31, 2001 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-
guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                                                    CONSOLIDATED BALANCE SHEET
                                          -------------------------------------------------------------------------------
                                                                        September 29, 2002
                                          -------------------------------------------------------------------------------
                                              Ball         Guarantor      Non-Guarantor      Eliminating    Consolidated
                                           Corporation    Subsidiaries     Subsidiaries      Adjustments       Total
                                          -------------  --------------  ----------------  --------------  --------------
 ASSETS
 Current assets
   Cash and cash equivalents               $     44.1     $       0.7     $        13.4     $         -     $      58.2
   Accounts receivable, net                       0.2           273.9              25.3               -           299.4
   Inventories, net                                 -           330.9              66.7               -           397.6
   Deferred income tax benefits and
     prepaid expenses                           217.1           121.8               0.6          (275.0)           64.5
                                          -------------  --------------  ----------------  --------------  --------------
     Total current assets                       261.4           727.3             106.0          (275.0)          819.7
                                          -------------  --------------  ----------------  --------------  --------------

 Property, plant and equipment, at cost          26.8         1,718.6             255.2               -         2,000.6
 Accumulated depreciation                       (14.4)         (935.2)           (119.7)              -        (1,069.3)
                                          -------------  --------------  ----------------  --------------  --------------
                                                 12.4           783.4             135.5               -           931.3
                                          -------------  --------------  ----------------  --------------  --------------
 Investments in subsidiaries                  1,775.1            45.4               9.8        (1,830.3)              -
 Investments in affiliates                        7.2            22.4              49.4               -            79.0
 Goodwill, net                                      -           318.9              36.9               -           355.8
 Other assets                                   112.6            65.4              18.3               -           196.3
                                          -------------  --------------  ----------------  --------------  --------------
     Total Assets                          $  2,168.7     $   1,962.8     $       355.9     $  (2,105.3)    $   2,382.1
                                          =============  ==============  ================  ==============  ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $     82.0     $         -     $        52.1     $         -     $     134.1
   Accounts payable                              12.0           236.2              38.9               -           287.1
   Accrued employee costs and
     other current liabilities                   38.5           431.7              47.5          (275.0)          242.7
                                          -------------  --------------  ----------------  --------------  --------------
     Total current liabilities                  132.5           667.9             138.5          (275.0)          663.9

   Long-term debt                               878.8            10.1                -                -           888.9
   Intercompany borrowings                      473.9           165.4              59.6          (698.9)              -
   Employee benefit obligations,
     deferred income taxes and other            141.9            83.7              56.6               -           282.2
                                          -------------  --------------  ----------------  --------------  --------------
     Total liabilities                        1,627.1           927.1             254.7          (973.9)        1,835.0
                                          -------------  --------------  ----------------  --------------  --------------

 Contingencies
 Minority interests                                 -               -               5.5               -             5.5
                                          -------------  --------------  ----------------  --------------  --------------

 Shareholders' Equity:
   Convertible preferred stock                      -               -             179.6          (179.6)              -
                                          -------------  --------------  ----------------  --------------  --------------
     Preferred shareholders' equity                 -               -             179.6          (179.6)              -
                                          -------------  --------------  ----------------  --------------  --------------

   Common stock                                 508.8           724.6             239.2          (963.8)          508.8
   Retained earnings (deficit)                  522.2           334.5            (296.0)          (38.5)          522.2
   Accumulated other comprehensive loss         (54.0)          (23.4)            (27.1)           50.5           (54.0)
   Treasury stock, at cost                     (435.4)              -                 -               -          (435.4)
                                          -------------  --------------  ----------------  --------------  --------------
     Common shareholders' equity
       (deficit)                                541.6         1,035.7             (83.9)         (951.8)          541.6
                                          -------------  --------------  ----------------  --------------  --------------
       Total shareholders' equity               541.6         1,035.7              95.7        (1,131.4)          541.6
                                          -------------  --------------  ----------------  --------------  --------------
     Total Liabilities and Shareholders'
       Equity                              $  2,168.7     $   1,962.8     $       355.9     $  (2,105.3)    $   2,382.1
                                          =============  ==============  ================  ==============  ==============

                                                                     CONSOLIDATED BALANCE SHEET
                                          -------------------------------------------------------------------------------
                                                                         December 31, 2001
                                          -------------------------------------------------------------------------------
                                              Ball         Guarantor       Non-Guarantor     Eliminating    Consolidated
                                           Corporation    Subsidiaries     Subsidiaries      Adjustments       Total
                                          -------------  --------------  ----------------  --------------  --------------
 ASSETS
 Current assets
   Cash and cash equivalents               $     52.7     $       0.4     $        30.0     $         -     $      83.1
   Accounts receivable, net                       1.6           142.6              27.8               -           172.0
   Inventories, net                                 -           375.5              73.8               -           449.3
   Deferred income tax benefits
     and prepaid expenses                       183.3           126.2               1.6          (222.0)           89.1
                                          -------------  --------------  ----------------  --------------  --------------
     Total current assets                       237.6           644.7             133.2          (222.0)          793.5
                                          -------------  --------------  ----------------  --------------  --------------

 Property, plant and equipment, at cost          25.9         1,620.2             258.7               -         1,904.8
 Accumulated depreciation                       (13.8)         (870.8)           (115.8)              -        (1,000.4)
                                          -------------  --------------  ----------------  --------------  --------------
                                                 12.1           749.4             142.9               -           904.4
                                          -------------  --------------  ----------------  --------------  --------------

 Investments in subsidiaries                  1,637.8            57.9               9.8        (1,705.5)              -
 Investments in affiliates                        7.4            15.3              46.1               -            68.8
 Goodwill, net                                      -           326.6              31.2               -           357.8
 Other assets                                   106.2            65.5              17.4               -           189.1
                                          -------------  --------------  ----------------  --------------  --------------
     Total Assets                          $  2,001.1     $   1,859.4     $       380.6     $  (1,927.5)    $   2,313.6
                                          =============  ==============  ================  ==============  ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current
     portion of long-term debt             $     67.0     $         -     $        48.0     $         -     $     115.0
   Accounts payable                               4.1           215.7              38.7               -           258.5
   Accrued employee costs and other
     current liabilities                         54.4           324.9              43.9          (222.0)          201.2
                                          -------------  --------------  ----------------  --------------  --------------
     Total current liabilities                  125.5           540.6             130.6          (222.0)          574.7

   Long-term debt                               939.0            10.1                 -               -           949.1
   Intercompany borrowings                      308.2           291.7              98.9          (698.8)              -
   Employee benefit obligations,
     deferred income taxes and other            124.3            95.4              56.3               -           276.0
                                          -------------  --------------  ----------------  --------------  --------------
     Total liabilities                        1,497.0           937.8             285.8          (920.8)        1,799.8
                                          -------------  --------------  ----------------  --------------  --------------

 Contingencies
 Minority interests                                 -               -               9.7               -             9.7
                                          -------------  --------------  ----------------  --------------  --------------
 Shareholders' Equity:
   Convertible preferred stock                      -               -             179.6          (179.6)              -
                                          -------------  --------------  ----------------  --------------  --------------
     Preferred shareholders' equity                 -               -             179.6          (179.6)              -
                                          -------------  --------------  ----------------  --------------  --------------

   Common stock                                 478.9           724.5             239.2          (963.7)          478.9
   Retained earnings (deficit)                  410.0           207.8            (304.7)           96.9           410.0
   Accumulated other comprehensive loss         (43.7)          (10.7)            (29.0)           39.7           (43.7)
   Treasury stock, at cost                     (341.1)              -                 -               -          (341.1)
                                          -------------  --------------  ----------------  --------------  --------------
     Common shareholders' equity                504.1           921.6             (94.5)         (827.1)          504.1
                                          -------------  --------------  ----------------  --------------  --------------
       Total shareholders' equity               504.1           921.6              85.1        (1,006.7)          504.1
                                          -------------  --------------  ----------------  --------------  --------------
     Total Liabilities and Shareholders'
       Equity                              $  2,001.1     $   1,859.4     $       380.6     $  (1,927.5)    $   2,313.6
                                          =============  ==============  ================  ==============  ==============

                                                                 CONSOLIDATED STATEMENT OF EARNINGS
                                          -------------------------------------------------------------------------------
                                                            For the Nine months Ended September 29, 2002
                                          -------------------------------------------------------------------------------
                                              Ball         Guarantor      Non-Guarantor      Eliminating    Consolidated
                                           Corporation    Subsidiaries     Subsidiaries      Adjustments       Total
                                          -------------  --------------  ----------------  --------------  --------------

 Net sales                                 $        -     $   2,854.9     $      281.3      $    (187.5)    $   2,948.7
 Costs and expenses
   Cost of sales (excluding depreciation
     and amortization)                              -         2,425.2            237.7           (187.5)        2,475.4
   Depreciation and amortization                  1.5            94.9             12.6                -           109.0
   Selling and administrative                    19.2            83.0             14.8                -           117.0
   Receivable securitization fees and
     other                                          -             3.0             (0.2)               -             2.8
   Interest expense                              40.9             7.7              6.5                -            55.1
   Equity in net results of subsidiaries       (135.4)              -                -            135.4               -
   Corporate allocations                        (40.6)           40.6                -                -               -
                                          -------------  --------------  ----------------  --------------  --------------
                                               (114.4)        2,654.4            271.4            (52.1)        2,759.3
                                          -------------  --------------  ----------------  --------------  --------------
 Earnings (loss) before taxes                   114.4           200.5              9.9           (135.4)          189.4
 Provision for taxes                             13.2           (76.2)            (3.3)               -           (66.3)
 Minority interests                                 -               -             (1.4)               -            (1.4)
 Equity in net results of affiliates             (0.2)            2.4              3.5                -             5.7
                                          -------------  --------------  ----------------  --------------  --------------
 Earnings (loss) attributable to common
   shareholders                            $    127.4     $     126.7     $        8.7      $    (135.4)    $     127.4
                                          =============  ==============  ================  ==============  ==============

                                                                 CONSOLIDATED STATEMENT OF EARNINGS
                                          -------------------------------------------------------------------------------
                                                            For the Nine months Ended September 30, 2001
                                          -------------------------------------------------------------------------------
                                              Ball         Guarantor      Non-Guarantor      Eliminating    Consolidated
                                           Corporation    Subsidiaries     Subsidiaries      Adjustments       Total
                                          -------------  --------------  ----------------  --------------  --------------

 Net sales                                 $        -     $   2,708.8     $       331.2     $    (196.9)    $   2,843.1
 Costs and expenses
   Cost of sales (excluding depreciation
     and amortization)                              -         2,339.7             283.9          (196.9)        2,426.7
   Depreciation and amortization                  1.5            95.6              17.6               -           114.7
   Business consolidation costs                     -            16.0             237.7               -           253.7
   Selling and administrative                     8.7            63.7              19.2               -            91.6
   Receivable securitization fees and
     other                                          -             9.0              (0.3)              -             8.7
   Interest expense                              46.0            18.2               4.3               -            68.5
   Equity in net results of subsidiaries        151.1               -                 -          (151.1)              -
   Corporate allocations                        (39.4)           39.4                 -               -               -
                                          -------------  --------------  ----------------  --------------  --------------
                                                167.9         2,581.6             562.4          (348.0)        2,963.9
                                          -------------  --------------  ----------------  --------------  --------------
 Earnings (loss) before taxes                  (167.9)          127.2            (231.2)          151.1          (120.8)
 Provision for taxes                             60.7           (45.6)             (3.8)              -            11.3
 Minority interests                                 -               -               0.7               -             0.7
 Equity in net results of affiliates             (0.1)           (0.4)              2.0               -             1.5
                                          -------------  --------------  ----------------  --------------  --------------
 Net earnings (loss)                           (107.3)           81.2            (232.3)          151.1          (107.3)
 Preferred dividends, net of tax                 (1.8)              -                 -               -            (1.8)
                                          -------------  --------------  ----------------  --------------  --------------
 Earnings (loss) attributable to common
   shareholders                            $   (109.1)    $      81.2     $      (232.3)    $     151.1     $    (109.1)
                                          =============  ==============  ================  ==============  ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -------------------------------------------------------------------------------
                                                            For the Nine months Ended September 29, 2002
                                          -------------------------------------------------------------------------------
                                              Ball         Guarantor      Non-Guarantor      Eliminating    Consolidated
                                           Corporation    Subsidiaries     Subsidiaries      Adjustments       Total
                                          -------------  --------------  ----------------  --------------  --------------

 Cash Flows from Operating Activities
   Net earnings (loss)                     $    127.4     $     126.7     $         8.7     $    (135.4)    $     127.4
   Noncash charges to net earnings:
     Depreciation and amortization                1.5            94.9              12.6               -           109.0
     Deferred income taxes                      (15.4)           23.4               0.1               -             8.1
     Equity in net results of
       subsidiaries                            (135.4)              -                             135.4
     Other, net                                  14.7           (16.0)             (2.7)              -            (4.0)
     Changes in working capital
        components                              (16.4)           11.9              15.4               -            10.9
                                          -------------  --------------  ----------------  --------------  --------------
        Net cash provided by (used in)
          operating activities                  (23.6)          240.9              34.1               -           251.4
                                          -------------  --------------  ----------------  --------------  --------------

 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                                   (2.1)          (80.3)             (5.3)              -           (87.7)
   Acquisitions of previously leased                -           (43.1)                -               -           (43.1)
     assets
   Investments in and advances to
     affiliates, net of dividends               152.8          (128.5)            (24.3)              -               -
   Miscellaneous investments and
     other, net                                  (5.2)           11.3             (25.0)              -           (18.9)
                                          -------------  --------------  ----------------  --------------  --------------
       Net cash provided by (used in)
        investing activities                    145.5          (240.6)            (54.6)              -          (149.7)
                                          -------------  --------------  ----------------  --------------  --------------

 Cash Flows from Financing Activities
   Repayments of long-term borrowings           (50.2)              -                -                -           (50.2)
   Change in short-term borrowings                  -               -               3.9               -             3.9
   Common dividends                             (15.3)              -                 -               -           (15.3)
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                           29.3               -                 -               -            29.3
   Acquisitions of treasury stock               (94.3)              -                 -               -           (94.3)
                                          -------------  --------------  ----------------  --------------  --------------
       Net cash provided by (used in)
        financing activities                   (130.5)              -               3.9               -          (126.6)
                                          -------------  --------------  ----------------  --------------  --------------

 Net Change in Cash and Cash Equivalents         (8.6)            0.3             (16.6)              -           (24.9)
 Cash and Cash Equivalents - Beginning
   of Period                                     52.7             0.4              30.0               -            83.1
                                          -------------  --------------  ----------------  --------------  --------------
 Cash and Cash Equivalents -
   End of Period                           $     44.1     $       0.7     $        13.4     $         -     $      58.2
                                          =============  ==============  ================  ==============  ==============

                                                                CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -------------------------------------------------------------------------------
                                                            For the Nine months Ended September 30, 2001
                                          -------------------------------------------------------------------------------
                                              Ball         Guarantor      Non-Guarantor      Eliminating    Consolidated
                                           Corporation    Subsidiaries     Subsidiaries      Adjustments       Total
                                          -------------  --------------  ----------------  --------------  --------------

 Cash Flows from Operating Activities
   Net earnings (loss)                     $   (107.3)    $      81.2     $      (232.3)    $     151.1     $    (107.3)
   Noncash charges to net earnings:
     Depreciation and amortization                1.5            95.6              17.6               -           114.7
     Business consolidation costs                   -            16.0             235.2               -           251.2
     Deferred income taxes                      (25.6)           46.1               2.1               -            22.6
     Equity in net results of                   151.1               -                 -          (151.1)              -
       subsidiaries
     Other, net                                   9.7           (31.8)             (1.7)              -           (23.8)
     Changes in working capital
       components                               (50.5)         (104.7)              2.3               -          (152.9)
                                          -------------  --------------  ----------------  --------------  --------------
       Net cash provided by (used in)
        operating activities                    (21.1)          102.4              23.2               -           104.5
                                          -------------  --------------  ----------------  --------------  --------------

 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                                   (2.2)          (36.2)            (11.1)              -           (49.5)
   Investments in and advances to
     affiliates, net of dividends               114.1           (83.1)            (31.0)              -               -
   Incentive loan receipts and other, net        (0.8)           17.2               2.6               -            19.0
                                          -------------  --------------  ----------------  --------------  --------------
       Net cash provided by (used in)
        investing activities                    111.1          (102.1)            (39.5)              -           (30.5)
                                          -------------  --------------  ----------------  --------------  --------------

 Cash Flows from Financing Activities
   Repayments of long-term borrowings           (39.0)              -                 -               -           (39.0)
   Change in short-term borrowings                3.5               -              25.1               -            28.6
   Common and preferred dividends               (14.4)              -                 -               -           (14.4)
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                           23.4               -                 -               -            23.4
   Acquisitions of treasury stock               (58.1)              -                 -               -           (58.1)
   Other, net                                    (3.7)              -                                 -            (3.7)
                                          -------------  --------------  ----------------  --------------  --------------
       Net cash provided by (used in)
        financing activities                    (88.3)              -              25.1               -           (63.2)
                                          -------------  --------------  ----------------  --------------  --------------

 Net Change in Cash and Cash Equivalents          1.7             0.3               8.8               -            10.8
 Cash and Cash Equivalents - Beginning
   of Period                                     12.3             0.2              13.1               -            25.6
                                          -------------  --------------  ----------------  --------------  --------------
 Cash and Cash Equivalents -
   End of Period                           $     14.0     $       0.5     $        21.9     $         -     $      36.4
                                          =============  ==============  ================  ==============  ==============